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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2005



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                        ADVANCED MARKETING SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                     0-16002                95-3768341
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(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                    Identification No.)

                    5880 Oberlin Drive                           92121
                   San Diego, California                      (Zip Code)
         (Address of Principal Executive Offices)


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       Registrant's telephone number, including area code: (858) 457-2500


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 8.01 Other Events

     On January 10, 2005, Advanced Marketing Services, Inc. (the "Company"), a Delaware corporation, issued a public announcement that (i) its mass-market book business with Borders Group Inc. will end in or around March 2005 by mutual understanding, (ii) substantial progress has been made in completing the work required to file the Company's Forms 10-K and 10-Q for the fiscal year ended March 31, 2004, and (iii) the Company believes that the cumulative effect of the previously announced restatement of financial statements for the seven years ended March 31, 2003, is a reduction in net income of approximately $11 million.

     A copy of the public announcement is attached as Exhibit 99.1.

     The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934, except as shall be expressly stated by specific reference in such filing.


Item 9.01 Exhibit

Exhibit 99.1      Public announcement of Advanced Marketing
                  Services, Inc., dated January 10, 2005.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ADVANCED MARKETING SERVICES, INC.



Date:  January 10, 2005            By: /s/ Bruce C. Myers
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                                      Bruce C. Myers
                                      President & Chief Executive Officer



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